Exhibit (h)(106)
August 2, 2010
Mr. Gregory A. Frost
Janus Services LLC
151 Detroit Street
Denver, Colorado 80206
Dear Mr. Frost:
     Attached is revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as may be further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Services LLC (“Janus Services”). The purpose of the revision is to reflect the following name changes: Janus Smart Portfolio — Growth to Janus Growth Allocation Fund, Janus Smart Portfolio — Moderate to Janus Moderate Allocation Fund, and Janus Smart Portfolio — Conservative to Janus Conservative Allocation Fund. Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.
Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND
By:	/s/ Stephanie Grauerholz-Lofton
Stephanie Grauerholz-Lofton
Vice President, Chief Legal Counsel and Secretary

JANUS SERVICES LLC
By:	/s/ Gregory A. Frost
Gregory A. Frost
Executive Vice President and Chief Financial Officer

Revised effective as of August 2, 2010
APPENDIX A
INTECH Risk-Managed Core Fund
INTECH Risk-Managed Growth Fund
INTECH Risk-Managed International Fund
INTECH Risk-Managed Value Fund
Janus Balanced Fund
Janus Conservative Allocation Fund
Janus Contrarian Fund
Janus Enterprise Fund
Janus Flexible Bond Fund
Janus Forty Fund
Janus Fund
Janus Global Life Sciences Fund
Janus Global Real Estate Fund
Janus Global Research Fund
Janus Global Technology Fund
Janus Government Money Market Fund
Janus Growth Allocation Fund
Janus Growth and Income Fund
Janus High-Yield Fund
Janus International Equity Fund
Janus International Forty Fund
Janus Long/Short Fund
Janus Moderate Allocation Fund
Janus Modular Portfolio Construction Fund
Janus Money Market Fund
Janus Orion Fund
Janus Overseas Fund
Janus Research Core Fund
Janus Research Fund
Janus Short-Term Bond Fund
Janus Triton Fund
Janus Twenty Fund
Janus Venture Fund
Janus Worldwide Fund
Perkins Global Value Fund
Perkins Large Cap Value Fund
Perkins Mid Cap Value Fund
Perkins Small Cap Value Fund
Perkins Value Plus Income Fund